UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2005

TREND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50978

(Commission File Number)

98-0343712

(I.R.S. Employer Identification Number)

Suite 1020

510 Burrard Street

Vancouver, British Columbia, V6C 3A8  Canada

(Address of principal executive offices, including zip code)

(604) 681-9588

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 – Changes in Registrant’s Certifying Accountant

Trend Technology Corporation (the “Registrant”) has changed its independent accountants to audit its financial statements.  Effective May 3, 2005, Moore Stephens Ellis Foster Ltd. merged with Ernst & Young LLP which constitutes a change of accountants.  The Registrant appointed Ernst & Young LLP as its independent accountants.

During the years ended March 31, 2004 and March 31, 2005, there were no disagreements with the Registrant's former accountants, Moore Stephens Ellis Foster Ltd., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Registrant has provided Moore Stephens Ellis Foster Ltd. with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish the Registrant with a letter addressed to the SEC stating whether they agree with the statements made in this Current

Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter provided by Moore Stephens Ellis Foster Ltd., dated August 8, 2005, is attached to this Form 8-K as an exhibit.

The Registrant has engaged the firm of Ernst & Young LLP as of May 3, 2005.  During the years ended March 31, 2004 and March 31, 2005, Ernst & Young LLP was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements.  During the years ended March 31, 2004 and March 31, 2005, Ernst & Young LLP did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to accounting, auditing or financial reporting issues.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

16

Letter from Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREND TECHNOLOGY CORPORATION

Per:

/s/Gerald J. Shields

Gerald J. Shields,

President, C.E.O. and Director